O'SHAUGHNESSY AGGRESSIVE GROWTH FUND
OF O'SHAUGHNESSY FUNDS, INC.
35 MASON STREET
GREENWICH, CONNECTICUT 06830
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF O'SHAUGHNESSY FUNDS, INC.

     The undersigned hereby appoints James P. O'Shaughnessy, Christopher Loveless and Daniel Kraninger as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of the Aggressive Growth Fund (the "Fund") held of record by the undersigned on December 7, 1999, at a Special Meeting of Shareholders of the Fund to be held on January 21, 2000 or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER HEREIN DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     By signing and dating the reverse side of this card, you authorize the proxies to vote each proposal as marked, or if not marked, to vote "FOR" each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                                (Continued and to be signed on the reverse side)

1. To approve the  Agreement  and Plan    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
of    Reorganization    between    the
O'Shaughnessy  Aggressive  Growth Fund
and  the   O'Shaughnessy   Cornerstone
Growth Fund.

2. In their discretion, the named Please sign exactly as name appears proxies may vote to transact such hereon. When shares are held by joint other business as properly may come tenants, both should sign. When before the meeting or any adjournment signing as attorney or as executor,
thereof.                                  administrator,  trustee  or  guardian,
                                          please  give full title as such.  If a
                                          corporation,   please   sign  in  full
                                          corporate  name by  president or other
                                          authorized  officer. If a partnership,
                                          please  sign  in  partnership  name by
                                          authorized persons.

                                          Dated:________________________________

PLEASE  MARK  BOXES /X/ OR [X] IN BLUE    X_____________________________________
OR BLACK  INK.  SIGN,  DATE AND RETURN                  Signature
THE  PROXY  CARD  PROMPTLY  USING  THE
ENCLOSED ENVELOPE.                        X_____________________________________
                                                Signature, if held jointly